                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    /X/  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
                 THE EMERGING MARKETS INFRASTRUCTURE FUND, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

EMERGING MARKETS INFRASTRUCTURE FUND
ANNOUNCES TENDER OFFER

EMERGING MARKETS INFRASTRUCTURE FUND ANNOUNCES TENDER OFFER
(The following is a reformatted version of a press release issued by Emerging Markets Infrastructure Fund, Inc.) The Emerging Markets Infrastructure Fund, Inc. Announces Tender Offer May 13, 1999

New York, New York. The Emerging Markets Infrastructure Fund, Inc. (NYSE:EMG) announced today that its Board of Directors has approved a tender offer for the Fund's shares.

The Fund will commence, at a date to be announced soon, a cash tender offer for up to 3,764,642 shares (25% of its outstanding shares) at a price that will represent a 9.9% discount to the net asset value per share. On May 11, 1999, the Fund's per share net asset value was $11.03 and the per share market price on the New York Stock Exchange was $9.4375, representing a 14.4% discount from net asset value. The specific terms and conditions of the offer will be set forth in an Offer to Purchase and related Letter of Transmittal which will be furnished to shareholders and filed with the Securities and Exchange Commission. The tender offer will commence following the preparation of necessary documentation. Completion and closing of the transaction is expected by the end of July.

The Fund is a non-diversified, closed-end U.S. registered management investment company managed by Credit Suisse Asset Management. As of May 11, 1999, the Fund's total net assets were approximately $166.1 million.

This announcement is not an offer to purchase or solicitation of an offer to sell shares of the Fund. The offer is made only by the Offer to Purchase and the related Letter of Transmittal. The offer is not being made to, nor will offers be accepted from or on behalf of, holders of shares in any jurisdiction in which making or accepting the offer. Contact: Investor Relations Credit Suisse Asset Management 1-800-293-1232 or 212-238-5674.